 Vertiv Reports Strong Third Quarter Results including Organic Orders +60%, Diluted EPS +122% (Adjusted EPS +63%); Raises 2025 Guidance
•Third quarter organic orders up ~60% compared to prior year period and up 20% sequentially from second quarter 2025. Strong third quarter trailing twelve-month (TTM) organic orders up 21% compared to prior year TTM period.
•Diluted EPS of $1.02 and adjusted diluted EPS(1) of $1.24, up 63% from third quarter 2024
•Third quarter net sales up 29% and organic net sales(1) up 28% compared to prior year third quarter
•Operating profit of $517 million, up 39% from third quarter 2024, and adjusted operating profit(1) of $596 million, up 43% from third quarter 2024
•Adjusted operating margin of 22.3%, up 220 basis points compared to third quarter 2024 and up 380 basis points sequentially from second quarter 2025
•Raising full year 2025 guidance for net sales, adjusted operating profit, adjusted diluted EPS and adjusted free cash flow(1)
COLUMBUS, Ohio October 22, 2025 – Vertiv Holdings Co (NYSE: VRT), a global leader in critical digital infrastructure, today reported financial results for its third quarter ended September 30, 2025. Vertiv reported third quarter 2025 net sales of $2,676 million, an increase of $602 million, or 29%, compared to last year’s third quarter, driven by 43% growth in Americas and 20% growth in APAC. Orders accelerated, with third quarter 2025 organic orders increasing approximately 60% year-over-year and 20% sequentially from second quarter 2025. Vertiv’s TTM organic orders increased 21% compared to the prior year TTM period reflecting sustained market demand and increased market penetration, particularly in AI-driven infrastructure. Third quarter 2025 book-to-bill ratio was ~1.4x and backlog increased to $9.5 billion.
Third quarter 2025 operating profit of $517 million increased $145 million, or 39%, and adjusted operating profit of $596 million increased $179 million, or 43%, compared to third quarter 2024. Adjusted operating margin was 22.3%, up 220 basis points compared to third quarter 2024, driven by operational leverage on higher sales and manufacturing and procurement productivity benefits which were partially offset by negative tariff impact.
"Vertiv's third quarter results demonstrate our unique position in enabling the future of digital infrastructure," said Giordano Albertazzi, Vertiv's Chief Executive Officer. "We delivered strong sales growth of 29% and built significant backlog, reflecting both accelerating market demand and our increasingly strong competitive position and unique capabilities to enable our customers' most advanced infrastructure needs at scale."
Albertazzi continued, "Strengthening operational execution and cost management initiatives drove margin expansion, demonstrating our ability to aggressively address the operational inefficiencies we saw last quarter. We've accelerated a restructuring program in EMEA which reflects our proactive approach to optimize and focus operations and strengthens our ability to capitalize on improving EMEA market conditions that we expect to see in the second half of 2026.”
"To meet the strong industry demand, we are investing even more decisively, expanding manufacturing and services capacity and amplifying our ER&D capabilities," added Albertazzi. "Our ER&D technology developments and strategic acquisitions have strengthened our portfolio and expertise within the data center market, positioning us ahead of industry trends and enabling us to anticipate tomorrow's technological demands. These investments are about leading the industry forward and ensuring Vertiv remains our customers’ trusted partner for the world's most critical digital infrastructure."
Dave Cote, Vertiv's Executive Chairman, added: “Vertiv’s results this quarter are the product of ongoing strategic investment, disciplined execution and a relentless focus on building a high-performance culture. We’ve planted the seeds—investing in differentiated technologies, expanding global capacity and fostering operational agility. Now, those seeds are bearing fruit. We’ve built a durable foundation—one that’s not easily replicated—and we’re leveraging it to unlock value in a fast-growing, AI-driven market. The digital age is just beginning, and Vertiv is continuing to lead.”

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the third quarter was $509 million and adjusted free cash flow was $462 million, an increase of 36% and 38% respectively, from third quarter 2024. Higher operating profit and lower interest costs drove third quarter 2025 adjusted free cash flow growth, partially offset by increased taxes from higher profitability and capital investments to support strong market demand.
Liquidity remained strong at $2.7 billion and net leverage was approximately 0.5x at the end of third quarter 2025. During the quarter, Moody's Investors Service upgraded Vertiv’s credit rating to Ba1 from Ba2, reflecting its strong market position and consistent operational achievements. The company's strong business profile, market leadership, resilient balance sheet and prudent financial policy supports investment grade credit ratings, an objective to which the organization remains firmly committed.
Updated Full Year and Fourth Quarter 2025 Guidance
Vertiv’s business shows sustained momentum, with significant growth in pipeline activity signaling continued market strength. As a leading innovator with the most comprehensive critical digital infrastructure portfolio, we believe Vertiv is strategically positioned to deliver strong growth for the balance of 2025 and for 2026. To maximize these market opportunities, Vertiv is strategically increasing ER&D investments and expanding production capacity to meet rising industry demand. Vertiv’s 2025 capital expenditures are expected to be ~$250 million, with a further expansion in 2026 to support anticipated significant revenue growth.
Given the strong backlog and pipelines, Vertiv is raising its full-year 2025 guidance across key metrics. The company has increased its adjusted diluted EPS from $3.80 to $4.10, adjusted operating profit from $1,990 million to $2,060 million and adjusted free cash flow from $1,400 million to $1,500 million (all figures at midpoint of guidance).

Fourth Quarter 2025 Guidance(2)
Net sales	$2,810M - $2,890M
Organic net sales growth(3)	18% - 22%
Adjusted operating profit(1)	$620M - $660M
Adjusted operating margin(3)	22.1% - 22.7%
Adjusted diluted EPS(1)	$1.23 - $1.29
Adjusted free cash flow(3)	$470M - $530M

Full Year 2025 Guidance(2)
Net sales	$10,160M - $10,240M
Organic net sales growth(3)	26% - 28%
Adjusted operating profit(1)	$2,040M - $2,080M
Adjusted operating margin(3)	20.0% - 20.5%
Adjusted diluted EPS(1)	$4.07 - $4.13
Adjusted free cash flow(3)	$1,470M - $1,530M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    For purposes of this presentation and accompanying earnings guidance information, tariff rates active on October 20, 2025 which include (but are not limited to): existing Chapter 1-97 tariffs; Section 301 tariffs; IEEPA tariffs (20% China; 25% Mexico; 35% Canada; 0% USMCA); Section 232 Copper, Steel and Aluminum tariffs (50%); and Reciprocal tariffs (10% most Countries and certain exceptions for Mexico / Canada goods). Our guidance does not take into account those proposed tariffs that may become effective after October 20, 2025 as we await further clarification from relevant regulatory authorities. This tariff situation remains fluid and uncertain. Tariff costs incremental to current guidance are possible as the tariff perimeter is subject to ongoing changes.
(3)    This is a forward-looking non-GAAP financial measure that cannot be reconciled without unreasonable efforts for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Third Quarter 2025 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, October 22, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to fourth quarter and full-year 2025 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2025, as well as expected impacts from our pricing actions, and our guidance for fourth quarter and full year 2025 and statements regarding tariffs, global trade conflict and any actions we may take in response thereto. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain Vertiv products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts; disruption of our customer’s orders or the markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; failure to properly manage supply chain, difficulties with third-party manufacturers and increases in costs of material, freight and/or labor, and changes in the costs of production; competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the U.S. and numerous foreign entities; the global scope of Vertiv’s operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations in emerging markets including economic, political and production level risk; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict and any actions we may take in response thereto; risks associated with litigation or claims against the Company, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and the ability to incur additional indebtedness; our ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; our ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; our ability to access funding through capital markets; resales of Vertiv securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of our subsidiaries to pay dividends; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; expected expenses related to integration of our acquisition of the Great Lakes Data Racks & Cabinets family of companies ("Great Lakes"); the possible diversion of management time on issues related to integration of Great Lakes; the ability of Vertiv to maintain relationships with customers and suppliers of Great Lakes; and the ability of Vertiv to retain management and key employees of Great Lakes; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv. Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Ruder Finn for Vertiv
E: Vertiv@ruderfinn.com

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Net sales
Net sales - products	$2,214.4	$1,653.7	$6,030.1	$4,479.2
Net sales - services	461.4	419.8	1,319.8	1,186.2
Net sales	2,675.8	2,073.5	7,349.9	5,665.4
Costs and expenses
Cost of sales - products	1,398.4	1,066.3	3,980.8	2,875.6
Cost of sales - services	266.7	250.8	775.3	725.8
Cost of sales	1,665.1	1,317.1	4,756.1	3,601.4
Operating expenses
Selling, general and administrative expenses	414.3	334.6	1,156.2	1,012.4
Amortization of intangibles	48.2	45.3	141.1	137.1
Restructuring costs	30.7	6.3	33.7	4.1
Foreign currency (gain) loss, net	0.9	5.3	5.8	8.7
Other operating expense (income)	(0.1)	(6.7)	7.2	(8.5)
Operating profit (loss)	516.7	371.6	1,249.8	910.2
Interest expense, net	22.8	35.9	69.4	119.7
Loss on extinguishment of debt	1.7	—	1.7	1.1
Change in fair value of warrant liabilities	—	67.2	—	269.2
Income (loss) before income taxes	492.2	268.5	1,178.7	520.2
Income tax expense	93.7	91.9	291.5	171.4
Net income (loss)	$398.5	$176.6	$887.2	$348.8

Earnings (loss) per share:
Basic	$1.04	$0.47	$2.33	$0.93
Diluted	$1.02	$0.46	$2.27	$0.90
Weighted-average shares outstanding:
Basic	382,025,408	375,203,364	381,455,627	376,353,335
Diluted	390,928,669	384,316,065	390,257,902	386,106,229

74UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,396.0	$1,227.6
Short-term investments	544.6	—
Accounts receivable, less allowances of $25.3 and $22.4, respectively	2,810.7	2,362.7
Inventories	1,437.1	1,244.4
Other current assets	360.8	267.1
Total current assets	6,549.2	5,101.8
Property, plant and equipment, net	698.0	625.1
Other assets:
Goodwill	1,444.2	1,321.1
Other intangible assets, net	1,507.8	1,487.1
Deferred income taxes	258.5	303.3
Right-of-use assets, net	283.7	202.1
Other	74.9	92.0
Total other assets	3,569.1	3,405.6
Total assets	$10,816.3	$9,132.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$20.9	$21.0
Accounts payable	1,718.9	1,316.4
Deferred revenue	1,131.9	1,063.3
Accrued expenses and other liabilities	681.4	612.6
Income taxes	23.7	83.7
Total current liabilities	3,576.8	3,097.0
Long-term debt, net	2,897.6	2,907.2
Deferred income taxes	285.1	240.3
Long-term lease liabilities	231.4	171.4
Other long-term liabilities	316.7	282.3
Total liabilities	7,307.6	6,698.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 382,258,808 and 380,703,974 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	2,883.2	2,821.4
Retained earnings	606.3	(238.3)
Accumulated other comprehensive (loss) income	19.2	(148.8)
Total equity	3,508.7	2,434.3
Total liabilities and equity	$10,816.3	$9,132.5

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Cash flows from operating activities:
Net income (loss)	$398.5	$176.6	$887.2	$348.8
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	24.5	20.8	70.9	60.7
Amortization	50.9	48.1	149.4	145.3
Deferred income taxes	69.1	(50.3)	92.2	(53.1)
Amortization of debt discount and issuance costs	1.0	1.4	5.3	5.5
Change in fair value of warrant liabilities	—	67.2	—	269.2
Stock-based compensation	14.2	8.1	38.7	25.8
Changes in operating working capital	(45.5)	72.8	(140.7)	69.2
Other	(4.0)	30.4	31.9	22.7
Net cash provided by (used for) operating activities	508.7	375.1	1,134.9	894.1
Cash flows from investing activities:
Capital expenditures	(45.2)	(36.4)	(126.7)	(106.3)
Investments in capitalized software	(1.5)	(2.8)	(4.7)	(14.4)
Purchase of short-term investments	(441.5)	—	(539.6)	—
Acquisition of businesses, net of cash acquired	(221.7)	—	(221.7)	—
Net cash provided by (used for) investing activities	(709.9)	(39.2)	(892.7)	(120.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	—	—	270.0
Repayments of ABL revolving credit facility and short-term borrowings	—	—	—	(270.0)
Repayment of long-term debt	(5.2)	(5.3)	(15.7)	(15.9)
Dividend payment	(14.2)	(9.4)	(42.6)	(28.1)
Repurchase of common stock	—	—	—	(599.9)
Exercise of employee stock options	9.0	1.4	22.0	25.0
Employee taxes paid from shares withheld	(1.0)	(0.4)	(8.0)	(21.5)
Net cash provided by (used for) financing activities	(11.4)	(13.7)	(44.3)	(640.4)
Effect of exchange rate changes on cash and cash equivalents	0.8	7.5	14.1	(4.2)
Increase (decrease) in cash, cash equivalents and restricted cash	(211.8)	329.7	212.0	128.8
Beginning cash, cash equivalents and restricted cash	1,656.0	587.7	1,232.2	788.6
Ending cash, cash equivalents and restricted cash	$1,444.2	$917.4	$1,444.2	$917.4
Changes in operating working capital
Accounts receivable	$41.0	$(75.3)	$(339.8)	$(190.4)
Inventories	(5.6)	(140.7)	(143.1)	(364.8)
Other current assets	(16.8)	(16.2)	(40.7)	(47.1)
Accounts payable	92.6	128.6	362.1	258.9
Deferred revenue	(122.1)	117.0	49.4	371.7
Accrued expenses and other liabilities	88.5	25.6	45.2	17.2
Income taxes	(123.1)	33.8	(73.8)	23.7
Total changes in operating working capital	$(45.5)	$72.8	$(140.7)	$69.2

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles and restructuring costs associated with the three months ended September 30, 2025 restructuring program;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures and investments in capitalized software; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, restructuring costs associated with the three months ended September 30, 2025 global restructuring program, net non-recurring tax adjustments, term loan due 2032 amendment expense and change in warranty liability.

Regional Segment Results

	Three months ended September 30,					Nine months ended September 30,
	2025	2024	Δ	Δ%	Organic Δ%(2)	2025	2024	Δ	Δ%	Organic Δ%(2)
Net sales(1)
AMER	$1,712.4	$1,198.6	$513.8	42.9%	43.0%	$4,500.0	$3,244.7	$1,255.3	38.7%	39.0%
APAC	519.8	432.4	87.4	20.2%	21.3%	1,527.2	1,173.8	353.4	30.1%	31.0%
EMEA	443.6	442.5	1.1	0.2%	(4.0)%	1,322.7	1,246.9	75.8	6.1%	3.1%
Total	$2,675.8	$2,073.5	$602.3	29.0%	28.4%	$7,349.9	$5,665.4	$1,684.5	29.7%	29.4%

Adjusted operating profit (loss)(3)
AMER	$501.8	$303.4	$198.4	65.4%		$1,146.1	$776.3	$369.8	47.6%
APAC	68.5	44.1	24.4	55.3%		173.4	106.8	66.6	62.4%
EMEA	83.5	114.4	(30.9)	(27.0)%		266.4	294.2	(27.8)	(9.4)%
Corporate(4)	(58.2)	(45.0)	(13.2)	29.3%		(164.3)	(130.0)	(34.3)	26.4%
Total	$595.6	$416.9	$178.7	42.9%		$1,421.6	$1,047.3	$374.3	35.7%

Adjusted operating margins(5)
AMER	29.3%	25.3%	4.0%			25.5%	23.9%	1.6%
APAC	13.2%	10.2%	3.0%			11.4%	9.1%	2.3%
EMEA	18.8%	25.9%	(7.1)%			20.1%	23.6%	(3.5)%
Vertiv	22.3%	20.1%	2.2%			19.3%	18.5%	0.8%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, Legal, and Human Resources.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended September 30,
	2025	2024	Δ	Δ%
Americas:
Products	$1,426.6	$957.0	$469.6	49.1%
Services & spares	285.8	241.6	44.2	18.3%
	$1,712.4	$1,198.6	$513.8	42.9%
Asia Pacific:
Products	$392.7	$313.9	$78.8	25.1%
Services & spares	127.1	118.5	8.6	7.3%
	$519.8	$432.4	$87.4	20.2%
Europe, Middle East & Africa:
Products	$348.3	$344.7	$3.6	1.0%
Services & spares	95.3	97.8	(2.5)	(2.6)%
	$443.6	$442.5	$1.1	0.2%
Total:
Products	$2,167.6	$1,615.6	$552.0	34.2%
Services & spares	508.2	457.9	50.3	11.0%
	$2,675.8	$2,073.5	$602.3	29.0%

	Nine months ended September 30,
	2025	2024	Δ	Δ%
Americas:
Products	$3,705.7	$2,565.2	$1,140.5	44.5%
Services & spares	794.3	679.5	114.8	16.9%
	$4,500.0	$3,244.7	$1,255.3	38.7%
Asia Pacific:
Products	$1,150.5	$831.0	$319.5	38.4%
Services & spares	376.7	342.8	33.9	9.9%
	$1,527.2	$1,173.8	$353.4	30.1%
Europe, Middle East & Africa:
Products	$1,041.4	$974.1	$67.3	6.9%
Services & spares	281.3	272.8	8.5	3.1%
	$1,322.7	$1,246.9	$75.8	6.1%
Total:
Products	$5,897.6	$4,370.3	$1,527.3	34.9%
Services & spares	1,452.3	1,295.1	157.2	12.1%
	$7,349.9	$5,665.4	$1,684.5	29.7%

Organic growth by product and service offering

	Three months ended September 30, 2025
	Net Sales Δ	FX Δ	Organic growth	Organic Δ%(1)
Americas:
Products	$469.6	$1.5	$471.1	49.2%
Services & spares	44.2	(0.4)	43.8	18.1%
	$513.8	$1.1	$514.9	43.0%
Asia Pacific:
Products	$78.8	$3.6	$82.4	26.3%
Services & spares	8.6	1.0	9.6	8.1%
	$87.4	$4.6	$92.0	21.3%
Europe, Middle East & Africa:
Products	$3.6	$(14.0)	$(10.4)	(3.0)%
Services & spares	(2.5)	(4.8)	(7.3)	(7.5)%
	$1.1	$(18.8)	$(17.7)	(4.0)%
Total:
Products	$552.0	$(8.9)	$543.1	33.6%
Services & spares	50.3	(4.2)	46.1	10.1%
	$602.3	$(13.1)	$589.2	28.4%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended September 30, 2024.

	Nine months ended September 30, 2025
	Net Sales Δ	FX Δ	Organic growth	Organic Δ%(1)
Americas:
Products	$1,140.5	$7.6	$1,148.1	44.8%
Services & spares	114.8	2.7	117.5	17.3%
	$1,255.3	$10.3	$1,265.6	39.0%
Asia Pacific:
Products	$319.5	$6.6	$326.1	39.2%
Services & spares	33.9	3.5	37.4	10.9%
	$353.4	$10.1	$363.5	31.0%
Europe, Middle East & Africa:
Products	$67.3	$(29.9)	$37.4	3.8%
Services & spares	8.5	(6.7)	1.8	0.7%
	$75.8	$(36.6)	$39.2	3.1%
Total:
Products	$1,527.3	$(15.7)	$1,511.6	34.6%
Services & spares	157.2	(0.5)	156.7	12.1%
	$1,684.5	$(16.2)	$1,668.3	29.4%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the nine months ended September 30, 2024.

Segment operating profit (loss)

Operating profit (loss)	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Americas	$501.8	$303.4	$1,146.1	$776.3
Asia Pacific	68.5	44.1	173.4	106.8
Europe, Middle East & Africa	83.5	114.4	266.4	294.2
Total reportable segments	653.8	461.9	1,585.9	1,177.3
Foreign currency gain (loss)	(0.9)	(5.3)	(5.8)	(8.7)
Corporate	(88.0)	(39.7)	(189.2)	(121.3)
Total corporate and other	(88.9)	(45.0)	(195.0)	(130.0)
Amortization of intangibles	(48.2)	(45.3)	(141.1)	(137.1)
Operating profit (loss)	$516.7	$371.6	$1,249.8	$910.2
Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Net cash provided by (used for) operating activities	$508.7	$375.1	$1,134.9	$894.1
Capital expenditures	(45.2)	(36.4)	(126.7)	(106.3)
Investments in capitalized software	(1.5)	(2.8)	(4.7)	(14.4)
Adjusted free cash flow	$462.0	$335.9	$1,003.5	$773.4
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Operating profit (loss)	$516.7	$371.6	$1,249.8	$910.2
Amortization of intangibles	48.2	45.3	141.1	137.1
Restructuring costs	30.7	—	30.7	—
Adjusted operating profit (loss)	$595.6	$416.9	$1,421.6	$1,047.3
Reconciliation from operating margin to adjusted operating margin

	Three months ended September 30, 2025	Three months ended September 30, 2024	Δ	Nine months ended September 30, 2025	Nine months ended September 30, 2024	Δ
Vertiv net sales	$2,675.8	$2,073.5	$602.3	$7,349.9	$5,665.4	$1,684.5
Vertiv operating profit (loss)	516.7	371.6	145.1	1,249.8	910.2	339.6
Vertiv operating margin	19.3%	17.9%	1.4%	17.0%	16.1%	0.9%

Amortization of intangibles	$48.2	$45.3	$2.9	$141.1	$137.1	$4.0
Restructuring costs	30.7	—	30.7	30.7	—	30.7
Vertiv adjusted operating profit (loss)	595.6	416.9	178.7	1,421.6	1,047.3	374.3
Vertiv adjusted operating margin	22.3%	20.1%	2.2%	19.3%	18.5%	0.8%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended September 30, 2025
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$516.7	$22.8	$1.7	$93.7	$398.5	$1.02
Amortization of intangibles	48.2	—	—	—	48.2	0.12
Restructuring costs	30.7	—	—	—	30.7	0.08
Term loan due 2032 amendment expense(2)	—	(6.2)	(1.7)	—	7.9	0.02
Non-GAAP adjusted	$595.6	$16.6	$—	$93.7	$485.3	$1.24
Diluted shares (in millions)						390.9
(1)Diluted EPS and adjusted diluted EPS is calculated using 390.9 million shares (includes 382.0 million basic shares and 8.9 million potential dilutive equity awards).
(2)Costs associated with the August 12, 2025 amendment of the Term Loan due 2032.

Three months ended September 30, 2024
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$371.6	$35.9	$67.2	$91.9	$176.6	$0.46
Amortization of intangibles	45.3	—	—	—	45.3	0.12
Change in warrant liability	—	—	(67.2)	(1.4)	68.6	0.18
Non-GAAP adjusted	$416.9	$35.9	$—	$90.5	$290.5	$0.76
Diluted shares (in millions)						384.3
(1)Diluted EPS and adjusted diluted EPS is calculated using 384.3 million shares (includes 375.2 million basic shares and 9.1 million potential dilutive stock options and restricted stock units). We believe that this adjusted version better reflects our actual performance because it removes the impact of warrant liability accounting and the associated impact on adjusted diluted EPS.

Nine months ended September 30, 2025
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$1,249.8	$69.4	$1.7	$291.5	$887.2	$2.27
Amortization of intangibles	141.1	—	—	—	141.1	0.36
Restructuring costs	30.7	—	—	—	30.7	0.08
Non-recurring tax adjustment, net(2)	—	—	—	(39.5)	39.5	0.10
Term loan due 2032 amendment expense(3)	—	(6.2)	(1.7)	—	7.9	0.02
Non-GAAP adjusted	$1,421.6	$63.2	$—	$252.0	$1,106.4	$2.83
Diluted shares (in millions)						390.3
(1)Diluted EPS and adjusted diluted EPS is calculated using 390.3 million shares (includes 381.5 million basic shares and 8.8 million potential dilutive equity awards).
(2)Nonrecurring tax adjustment of $39.5 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.
(3)Costs associated with the August 12, 2025 amendment of the Term Loan due 2032.

Nine months ended September 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$910.2	$119.7	$1.1	$269.2	$171.4	$348.8	$0.90
Amortization of intangibles	137.1	—	—	—	—	137.1	0.36
Change in warrant liability	—	—	—	(269.2)	37.5	231.7	0.60
Non-GAAP adjusted	$1,047.3	$119.7	$1.1	$—	$208.9	$717.6	$1.86
Diluted shares (in millions)							386.1
(1)Diluted EPS and adjusted diluted EPS is calculated using 386.1 million shares (includes 376.4 million basic shares and 9.8 million potential dilutive stock options and restricted stock units). We believe that this adjusted version better reflects our actual performance because it removes the impact of warrant liability accounting and the associated impact on adjusted diluted EPS.

Vertiv Holdings Co
2025 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS(1)(2)

Fourth Quarter 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(3)
GAAP	$589.6	$15.0	$130.4	$444.2	$1.14
Amortization of intangibles	48.9	—	—	48.9	0.12
Non-GAAP adjusted	$638.5	$15.0	$130.4	$493.1	$1.26
Diluted shares (in millions)					391.1

Full Year 2025
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Income tax expense (benefit)	Net income (loss)	Diluted EPS(4)
GAAP	$1,839.3	$84.4	$1.7	$421.9	$1,331.3	$3.41
Amortization of intangibles	190.0	—	—	—	190.0	0.49
Restructuring costs	30.7	—	—	—	30.7	0.08
Non-recurring tax adjustment, net(5)	—	—	—	(39.5)	39.5	0.10
Term loan due 2032 amendment expense(6)	—	(6.2)	(1.7)	—	7.9	0.02
Non-GAAP adjusted	$2,060.0	$78.2	$—	$382.4	$1,599.4	$4.10
Diluted shares (in millions)						390.5
(1)Our guidance reflects the currently expected impacts of the tariff rates active on October 20, 2025, which include (but are not limited to): existing Chapter 1-97 tariffs; Section 301 tariffs; IEEPA tariffs (20% China; 25% Mexico; 35% Canada; 0% USMCA); Section 232 Copper, Steel, and Aluminum tariffs (50%); and Reciprocal tariffs (10% most Countries and certain exceptions for Mexico / Canada goods). Our guidance does not take into account those proposed tariffs that may become effective after October 20, 2025 as we await further clarification from relevant regulatory authorities. This tariff situation remains fluid and uncertain. Tariff costs incremental to current guidance are possible as the tariff perimeter is subject to ongoing changes.
(2)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2025 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(3)Diluted EPS and adjusted diluted EPS based on 391.1 million shares (includes 382.3 million basic shares and 8.8 million potential dilutive equity awards).
(4)Diluted EPS and adjusted diluted EPS based on 390.5 million shares (includes 381.7 million basic shares and 8.8 million potential dilutive equity awards).
(5)Nonrecurring tax adjustment of $39.5 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.
(6)Costs associated with the August 12, 2025 amendment of the Term Loan due 2032.

SOURCE Vertiv Holdings Co